EX-99.1.e
C E R T I F I C A T E
     The undersigned hereby certifies that he is the Secretary of Allstate Municipal Income Opportunities Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the unanimous written consent of the Trustees on February 26, 1993, as provided in Section 8.3 of the said Declaration, said Amendment to take effect on February 26, 1993, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 26th day of February, 1993.

/s/Sheldon Curtis
Sheldon Curtis
Secretary

EX-99.1.e
A M E N D M E N T

Dated:	February 26, 1993

To be Effective:	February 26, 1993
TO
ALLSTATE MUNICIPAL INCOME OPPORTUNITIES TRUST
DECLARATION OF TRUST
JUNE 21, 1988

EX-99.1.e

Amendment dated February 26, 1993 to the Declaration of
Trust (the “Declaration”) of Allstate Municipal Income
Opportunities Trust (the “Trust”) dated June 22, 1988
WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and
WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Municipal Income Opportunities Trust,” to be effective on February 26, 1993;
     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:
“Section 1.1 Name. The name of the Trust created hereby is the “Municipal Income Opportunities Trust,” and so far as may be practicable the Trustees shall conduct the Trustee activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”
     2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that Section shall read in its entirety as follows:
     “Section 1.2 Definitions . . . . .
     “(n) “Trust” means the “Municipal Income Opportunities Trust.”
     3. Section 10.7 of Article X of the Declaration is hereby deleted.
     4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
     5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the sane document.

EX-99.1.e
IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of February, 1993.

/s/ Jack F. Bennett	/s/ Paul Kolton
Jack F. Bennett, as Trustee	Paul Kolton, as Trustee
and not individually	and not individually
141 Taconic Road	401 Merritt 7
Greenwich, CT 06831	P.O. Box 5116
Norwalk, CT 06856

/s/ Robert M. Gardiner	/s/ Charles A. Fiumefreddo
Robert M. Gardiner, as Trustee	Charles A. Fiumefreddo, as Trustee
and not individually	and not individually
Two World Trade Center	Two World Trade Center
New York, NY 10048	New York, NY 10048

/s/ John R. Haire	/s/ Michael E. Nugent
John R. Haire, as Trustee	Michael E. Nugent, as Trustee
and not individually	and not individually
Two World Trade Center	237 Park Avenue
New York, NY 10048	New York, NY 10017

/s/ John E. Jeuck	/s/ Albert T. Sommers
John E. Jeuck, as Trustee	Albert T. Sommers, as Trustee
and not individually	and not individually
70 East Cedar Street	16 Bonnie Heights Road
Chicago, IL 60611	Manhasset, NY 11030

/s/ Manuel H. Johnson	/s/ Edward R. Telling
Manuel H. Johnson, as Trustee	Edward R. Telling, as Trustee
and not individually	and not individually
7521 Old Dominion Dr.	Sears, Roebuck and Co.
MacLean, VA 22102	Sears Tower, 68th Floor
Chicago, IL 60684

/s/ Edwin J. Garn
Edwin J. Garn, as Trustee
and not individually
2000 Eagle Gate Tower
Salt Lake City, Utah 84111